Exhibit 10.24

FINANCIAL SUPPORT LETTER

To: VinFast Auto Ltd.

Address: 61 Robinson Road, #06-01, 61 Robinson, Singapore (068893).

Attention: Mrs. Le Thi Thu Thuy – Chairwoman and Director

Copy: Ernst & Young Vietnam Ltd.

Address: 8th floor, CornerStone Building, 16 Phan Chu Trinh, Hoan Kiem District, Hanoi, Vietnam

Attention: Mr. Anthony Le Duong – Deputy General Director

Dear Mrs. Le Thi Thu Thuy,

By virtue of the financial support letter (“Support Letter”), in connection with the review/audit of the consolidated financial statements (“the Consolidated financial statements“) of VinFast Auto Ltd. ("the Company") for the period ended 30 June 2024, the period ending 30 September 2024 and the year ending 31 December 2024, respectively in conformity with accounting principles generally accepted in the United States of America (“USGAAP”) and/or the provisions of the Singapore Companies Act 1967 and Financial Reporting Standards in Singapore (“FRSs”), Vingroup Joint Stock Company (“the Group”), the parent company of the Company, hereby confirms that the Group will and has the ability to provide financial support for the Company and its subsidiaries, and also will not recall any existing amounts owing to the Group and other subsidiaries of the Group (including trade payables, borrowings and interest payables, financial liabilities in respect of dividend preferred shares and other payables) if the balances are overdue (“Financial Support”). This commitment is to ensure that the Company and its subsidiaries have the ability to operate as a going concern as defined in Accounting Standards Codification 250-40 and/or FRSs and to meet their liabilities as and when they fall due during the next 12 months period from the issuance date of respective Consolidated financial statements (“the Issuance Date of the Consolidated financial statements”). Following the foregoing commitment, upon each specific request to support of the Company and its subsidiaries, the Group will or require its subsidiaries to carry out necessary procedures to facilitate such Financial Support. The value of each specific transaction to be entered into between, on the one side, the Company or any of its subsidiaries, and on the other side, the Group or any of its subsidiaries pursuant to this Support Letter shall not exceed the value threshold of transactions that are subject to the approval authority of its Board of Directors.

The Support Letter is intended to benefit the Company and its subsidiaries only and shall be legally valid for the period of 12 months from the Issuance Date of the consolidated financial statements. This Support Letter and the acknowledgement by the Company constitute an agreement between the Group and the Company. This Support Letter may not be amended or revoked without the prior written consent of the Company. This Support Letter shall be governed by the laws of Vietnam.

/s/ Mai Huong Noi

Mai Huong Noi

Deputy Chief Executive Officer

On behalf of Vingroup Joint Stock Company

29 August 2024

/s/ Le Thi Thu Thuy

Acknowledged and agreed to the Support Letter by VinFast Auto Ltd.

Date: 29 August 2024

Name: Le Thi Thu Thuy

Title: Chairwoman and Director